POWER OF ATTORNEY

I, the undersigned trustee of the Lincoln Variable Insurance Products Trust (“Trust”), hereby severally constitute and appoint Benjamin A. Richer, Jennifer M. Matthews, James Hoffmayer, Ronald A. Holinsky, Esq., and Samuel K. Goldstein, Esq., as my true and lawful attorneys-in-fact and agents with full power in each of them of substitution and resubstitution in my name, place and stead, to sign any and all Registration Statements of the Trust and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, under the Investment Company Act of 1940 (File No. 811-08090) and the Securities Exchange Act of 1933 (File No. 33-70742), on behalf of the Trust, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. This Power of Attorney was signed by me to be effective March 5, 2024.

SIGNATURE	TITLE

/s/ Jayson R. Bronchetti
Jayson R. Bronchetti	Trustee, Chairman

/s/ James Hoffmayer
James Hoffmayer	Chief Accounting Officer

/s/ Steve A. Cobb
Steve A. Cobb	Trustee

/s/ Ken C. Joseph
Ken C. Joseph	Trustee

/s/ Barbara L. Lamb
Barbara L. Lamb	Trustee

/s/ Thomas A. Leonard
Thomas A. Leonard	Trustee

/s/ Pamela L. Salaway
Pamela L. Salaway	Trustee

/s/ Manisha A. Thakor
Manisha A. Thakor	Trustee

/s/ Brian W. Wixted
Brian W. Wixted	Trustee

/s/ Nancy B. Wolcott
Nancy B. Wolcott	Trustee